As filed with the Securities and Exchange Commission on January 20, 2021
Registration No. 333-238020

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PERION NETWORK LTD.
(Exact Name of Registrant as Specified in Its Charter)

Israel		Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
26 HaRokmim Street Holon 5885849, Israel Tel: (+972) (73) 398-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Intercept Interactive Inc. d/b/a Undertone One World Trade Center, 77th Floor, Suite A, New York, NY 10007 Phone: (212) 685-8000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Dr. Shachar Hadar, Adv. Jonathan M. Nathan, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: (+972) (3) 610-3100	Michael Kaplan Yasin Keshvargar Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File Number 333-238020

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form F-3 Registration Statement relates to the Registration Statement on Form F-3 (File No. 333-238020) (the “Registration Statement”) of Perion Network Ltd. (the “Registrant”) filed with the Securities and Exchange Commission (“SEC”) on May 6, 2020 and declared effective on May 15, 2020, for the offer and sell in one or more offerings from time to time of up to a total dollar amount of $55,000,000 in securities to be sold by the Registrant and an aggregate of 5,060,729 ordinary shares, par value NIS 0.03, of the Registrant (the “Secondary Registered Shares”) to be sold by selling shareholders, to be named in a supplement to the prospectus forming part of the Registration Statement.

The Registrant has decided to deregister all of the Secondary Registered Shares, which are authorized for sale under the Registration Statement but which remain unsold to date. Pursuant to the undertaking contained in the Registration Statement, the Registrant files this post-effective amendment to the Registration Statement to remove from registration all remaining unsold Secondary Registered Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holon, State of Israel on January 20, 2021.

By:	/s/ Doron Gerstel
	Name:	Doron Gerstel
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	January 20, 2021
Eyal Kaplan

/s/ Doron Gerstel	Chief Executive Officer and Director	January 20, 2021
Doron Gerstel	(Principal Executive Officer)

/s/ Maoz Sigron	Chief Financial Officer	January 20, 2021
Maoz Sigron	(Principal Financial and Accounting Officer)

*	Director	January 20, 2021
Dror Erez

*	Director	January 20, 2021
Joy Marcus

*	Director	January 20, 2021
Rami Schwartz

*	Director	January 20, 2021
Sarit Firon

*	Director	January 20, 2021
Michael Vorhaus

Signature	Title	Date

Intercept Interactive Inc.	Authorized Representative in the United States	January 20, 2021
D/B/A Undertone

*    The undersigned, by signing his name hereto, signs and executes this Registration Statement pursuant to the Powers of Attorney executed by the above named signatories and previously filed with the Commission on May 6, 2020.

By:	/s/ Doron Gerstel
Name: Doron Gerstel
Title: Director